                                                                  Exhibit 99

[ANHEUSER BUSCH LOGO]                                                   NEWS

For more information, contact
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

               ANHEUSER-BUSCH COS., INC. REPORTS RECORD SALES
         AND EARNINGS FOR THE THIRD QUARTER AND NINE MONTHS OF 2003
         ----------------------------------------------------------

        ACHIEVES 20TH CONSECUTIVE QUARTER OF DOUBLE-DIGIT EPS GROWTH
            WITH 12.7 PERCENT INCREASE IN THE THIRD QUARTER 2003

         ST. LOUIS, October 22, 2003 - With strong profit growth from all of its operating segments in the third quarter, Anheuser-Busch Cos., Inc., achieved record sales and earnings for the third quarter and nine months of 2003, it was announced today by Patrick Stokes, president and chief executive officer. Third quarter and nine months earnings per share increased 12.7 percent and 12.8 percent, respectively, vs. the same 2002 periods.

         "Anheuser-Busch achieved its 20th consecutive quarter of solid double-digit earnings per share growth. The beer pricing environment remains favorable and our market share performance has been strong," said Stokes.

         Domestic revenue per barrel grew 3.5 percent and 3.3 percent in the third quarter and nine months of 2003, respectively, vs. the same periods in 2002. These significant increases in revenue per barrel were enhanced by consumers trading up to our super premium Michelob family.

         Domestic revenue per barrel growth has driven improvements in profit margins and return on capital employed. For the nine months of 2003, gross margin increased 30 basis points to 41.7 percent, while operating margin increased 60 basis points to 25.2 percent. Return on capital employed improved to 18.6 percent, an increase of 100 basis points over the past 12 months.

                                  - more -

Third Quarter Earnings
Anheuser-Busch
Page Two


         Domestic beer sales-to-wholesalers volume increased 0.7 percent for the third quarter of 2003 vs. the third quarter 2002 and 0.9 percent for the nine months of 2003. The company anticipates full-year beer shipments volume to be up just under 1 percent.

         The company's reported beer volume is summarized in the following table:

----------------------------------------------------------------------------------------------------------------------
                                          Beer Volume (millions of barrels)
----------------------------------------------------------------------------------------------------------------------
                                                  Third Quarter                    Nine months Ended September 30
                                    ------------------------------------------ ---------------------------------------
                                                           vs. 2002                                 vs. 2002
                                                  ----------------------------              --------------------------
                                        2003        Barrels        Percent        2003        Barrels      Percent
                                    ------------- ------------- -------------- ------------ ------------ -------------
Domestic                                    27.5        Up 0.2        Up 0.7%         79.3       Up 0.7       Up 0.9%
International                                2.3        Up 0.2       Up 11.0%          6.2       Up 0.3       Up 4.3%
                                    ------------- ------------- -------------- ------------ ------------ -------------
    Worldwide A-B Brands                    29.8        Up 0.4        Up 1.5%         85.5       Up 1.0       Up 1.1%
Int'l Equity Partner Brands                  4.9        Up 0.3        Up 6.4%         14.3       Up 0.4       Up 2.8%
                                    ------------- ------------- -------------- ------------ ------------ -------------
    Total Brands                            34.7        Up 0.7        Up 2.1%         99.8       Up 1.4       Up 1.4%
                                    ============= ============= ============== ============ ============ =============
----------------------------------------------------------------------------------------------------------------------

         Wholesaler sales-to-retailers volume rebounded in the third quarter. In July, wholesaler sales-to-retailers exceeded 10 million barrels
- the first time this benchmark has been achieved for a single month. Overall, sales-to-retailers were up 1.3 percent for the third quarter 2003 and were up 0.7 percent for the nine months vs. similar 2002 periods.

         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch initiated pricing actions in October 2003. Selected price increases and discount reductions have been put into effect in markets representing almost 40 percent of the company's domestic volume. These revenue enhancement initiatives are again being tailored to specific markets, brands and packages and early results are encouraging.

         "During the nine months of this year Anheuser-Busch increased revenue per barrel and margins while also increasing market share, which in turn has generated strong, dependable growth in earnings per share and return on capital," said Stokes. "We continue to expect full year 2003 earnings per share growth in the 12 percent to 13 percent range, consistent with year-to-date results.

Third Quarter Earnings
Anheuser-Busch
Page Three


In addition, we remain confident in our ability to consistently achieve our minimum double-digit earnings per share growth objective over the long-term, and have established a 12 percent earnings per share growth target in 2004."

THIRD QUARTER 2003 FINANCIAL RESULTS
------------------------------------

         Key operating results for the third quarter 2003 vs. 2002 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                  Third Quarter Ended September 30
                                                                 ($ in millions, except per share)
                                               -----------------------------------------------------------------------
                                                                                             2003 vs. 2002
                                                                                   -----------------------------------
                                                     2003              2002               $                 %
                                               ----------------- ----------------- ----------------- -----------------
Gross Sales                                              $4,466            $4,273           Up $193           Up 4.5%
Net Sales                                                $3,881            $3,706           Up $175           Up 4.7%
Income Before Income Taxes                                 $939              $882            Up $57           Up 6.4%
Equity Income                                               $87               $82             Up $5           Up 6.6%
Net Income                                                 $664              $622            Up $42           Up 6.8%
Diluted Earnings per Share                                 $.80              $.71           Up $.09          Up 12.7%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the third quarter 2003 follows:

o Net sales increased 4.7 percent compared to the third quarter 2002, with a 4 percent increase in domestic beer segment net sales plus higher international beer, packaging and entertainment segment sales.

o Income before income taxes increased 6.4 percent vs. the third quarter 2002, with good growth for all the company's business segments.

     Pretax income for the domestic beer segment was up 6 percent for the quarter, reflecting higher revenue per barrel and increased beer sales volume.

Third Quarter Earnings
Anheuser-Busch
Page Four


     International beer segment pretax income increased 18 percent primarily due to higher volume and profits in China.

     Packaging segment pretax profits were up 11 percent in the third quarter 2003, primarily due to improved operating profits from the company's can manufacturing operations.

     Entertainment segment pretax results were up almost 8 percent compared to the third quarter 2002, due to improved attendance, higher admissions pricing and increased in-park spending.

o Equity income increased 6.6 percent vs. the third quarter 2002, due to higher Modelo earnings and improved CCU results. Third quarter 2002 Modelo equity income includes a one-time $6.5 million after tax charge resulting from the restructuring of its brewery operations.

o Net income increased 6.8 percent vs. third quarter 2002 and diluted earnings per share were $.80, an increase of 12.7 percent compared to the third quarter 2002. Earnings per share continue to benefit from the company's ongoing share repurchase program. The company repurchased over 12 million shares in the third quarter and 35 million shares through the first nine months of 2003.

Third Quarter Earnings
Anheuser-Busch
Page Five


NINE MONTHS OF 2003 FINANCIAL HIGHLIGHTS
----------------------------------------

         Key operating results for the nine months of 2003 compared to 2002 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                  Nine Months Ended September 30 ($ in millions, except per share)
                                               -----------------------------------------------------------------------
                                                                                             2003 vs. 2002
                                                                                   -----------------------------------
                                                     2003              2002               $                 %
                                               ----------------- ----------------- ----------------- -----------------
Gross Sales                                             $12,600           $12,092           Up $508           Up 4.2%
Net Sales                                               $10,931           $10,469           Up $462           Up 4.4%
Income Before Income Taxes                               $2,470            $2,312           Up $158           Up 6.8%
Equity Income                                              $268              $277             Dn $9           Dn 3.4%
Net Income                                               $1,782            $1,665           Up $117           Up 7.0%
Diluted Earnings per Share                                $2.12             $1.88           Up $.24          Up 12.8%
----------------------------------------------------------------------------------------------------------------------

         A discussion of financial highlights for the nine months of 2003 follows:

o Net sales increased 4.4 percent compared to the nine months of 2002. This increase reflects a 4 percent increase in domestic beer segment net sales and increased sales for the international beer, packaging and entertainment segments.

o Income before income taxes increased 6.8 percent vs. the nine months of 2002, due to increased domestic beer segment pretax income, along with improved profit contribution from the international beer and packaging segments.

     Domestic beer segment pretax income was up 7 percent, reflecting higher revenue per barrel and increased beer volume.

     International beer segment pretax income increased 8 percent, primarily due to volume and profit growth in China and the United Kingdom.

Third Quarter Earnings
Anheuser-Busch
Page Six


     Packaging segment pretax profits were up 9 percent for the nine months of 2003, primarily due to improved profits in the company's can manufacturing operations, plus improved results from bottle and label operations.

     Entertainment segment operating profits for the nine months declined 1 percent compared to last year, primarily due to lower attendance and higher park operating costs partially offset by higher admissions pricing and increased in-park spending.

o Equity income decreased $9 million vs. the nine months of 2002, primarily due to the $17 million one-time deferred income tax benefit included in 2002 Modelo equity income, partially offset by a $6.5 million charge in 2002 related to the brewery operation restructuring. The tax benefit, which resulted from lower Mexican income tax rates enacted in the first quarter of 2002, was largely offset by higher U.S. deferred taxes included in the 2002 consolidated income tax provision. Equity income growth from Modelo for 2003 was also dampened by lower export volume growth and a weaker peso. Anheuser-Busch's equity share of CCU earnings for the nine months benefited by a $5.5 million after tax gain from the sale of a brewery in Croatia.

o Anheuser-Busch's effective tax rate declined to 38.7 percent for the nine months of 2003 vs. 40.0 percent for the nine months of 2002. The effective tax rate in 2002 was unusually high due to the U.S. deferred income tax offset to the Mexican income tax rate benefit included in equity income. In addition, the effective tax rate in 2003 reflects a more favorable foreign tax credit position.

Third Quarter Earnings
Anheuser-Busch
Page Seven


o Net income increased 7 percent vs. the nine months of 2002. Diluted earnings per share were $2.12, an increase of 12.8 percent compared to 2002.

BEER SALES RESULTS
------------------

Worldwide Beer Volume
---------------------

         Worldwide Anheuser-Busch beer sales volume increased 1.5 percent and 1.1 percent, respectively, for the third quarter and nine months of 2003 to 29.8 million and 85.5 million barrels. Worldwide beer volume is comprised of domestic volume and international volume. Domestic volume represents Anheuser-Busch beer produced and shipped within the United States. International volume represents exports from the company's U.S. breweries to markets around the world, plus Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements.

         Total volume, which combines worldwide Anheuser-Busch brand volume with equity volume (representing the company's share of its foreign equity partners' volume), was 34.7 million barrels in the third quarter 2003, up 700,000 barrels, or 2.1 percent vs. third quarter 2002. Total volume for the nine months increased 1.4 percent, to 99.8 million barrels.

Domestic Beer Volume
--------------------

         Anheuser-Busch reported domestic beer sales-to-wholesalers of 27.5 million barrels in the third quarter 2003 and 79.3 million barrels in the nine months. This represents increases of 0.7 percent for the third quarter and 0.9 percent for the nine months, compared to 2002.

         The company's domestic market share (excluding exports) for the nine months of 2003 was 50.1 percent, compared to 48.9 percent for the same period in 2002. Domestic market share is determined based on estimated beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

Third Quarter Earnings
Anheuser-Busch
Page Eight


International Beer Volume
-------------------------

         International Anheuser-Busch brand beer volume for the third quarter was 2.3 million barrels representing an increase of 11 percent vs. the third quarter 2002. This increase is primarily attributable to higher beer sales volume in China. For the nine months of 2003, international Anheuser-Busch brand beer volume was 6.2 million barrels, up 4.3 percent vs. the comparable 2002 period.

Return on Capital Employed
--------------------------

         Return on capital employed(1/) for the 12 months ended September 30, 2003, was 18.6 percent, an increase of 100 basis points over the twelve-month period ended September 30, 2002.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss earnings results for the third quarter and nine months of 2003 at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

(1/) Return on capital employed is computed as 12 months of net income before after-tax net interest (interest expense less interest capitalized) divided by average net investment. Net investment is defined as total assets less non-debt current liabilities. For 2003, after-tax net interest expense was $231 million, calculated as pretax net interest expense of $372 million less income taxes applied using a 38 percent tax rate. For 2002, after-tax net interest expense was $214 million, calculated as pretax net interest expense of $345 less income taxes applied using a 38 percent tax rate.

                                    # # #

Third Quarter Earnings
Anheuser-Busch
Page Nine


         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.

         -----------------------------------------------------------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                         CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                                               ($ IN MILLIONS, EXCEPT PER SHARE)
         -----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                   Third Quarter                      Year-to-Date
                                                          -------------------------------- ----------------------------------
                                                               2003             2002             2003              2002
                                                          ---------------- --------------- ---------------- -----------------
Gross Sales                                                    $4,465.8         $4,272.6        $12,600.0         $12,092.4

     Excise Taxes                                                (585.3)          (566.4)        (1,668.7)         (1,623.5)
                                                          ---------------- --------------- ---------------- -----------------

Net Sales                                                       3,880.5          3,706.2         10,931.3          10,468.9

     Cost of Sales                                             (2,204.1)        (2,105.2)        (6,368.4)         (6,139.6)

     Marketing, Distribution and
       Administrative Expenses                                   (648.5)          (630.7)        (1,812.9)         (1,757.3)
                                                          ---------------- --------------- ---------------- -----------------

Operating Income                                                1,027.9            970.3          2,750.0           2,572.0

     Interest Expense                                             (98.7)           (92.7)          (299.7)           (273.6)

     Interest Capitalized                                           6.9              3.9             17.7              12.9

     Interest Income                                                0.3              0.3              0.6               0.9

     Other Income/(Expense), Net                                    2.1             (0.2)             1.1              (0.5)
                                                          ---------------- --------------- ---------------- -----------------

Income Before Income Taxes                                        938.5            881.6          2,469.7           2,311.7

     Provision for Income Taxes                                  (361.5)          (341.5)          (955.7)           (924.2)

Equity Income, Net of Tax                                          87.3             81.9            267.7             277.1
                                                          ---------------- --------------- ---------------- -----------------

Net Income                                                       $664.3           $622.0         $1,781.7          $1,664.6
                                                          ================ =============== ================ =================

Basic Earnings Per Share                                            $.81             $.72            $2.15             $1.91
                                                          ================ =============== ================ =================

Diluted Earnings Per Share                                          $.80             $.71            $2.12             $1.88
                                                          ================ =============== ================ =================

-----------------------------------------------------------------------------------------------------------------------------


Capital Expenditures                                             $229.4           $204.7           $719.5            $597.3
                                                          ================ =============== ================ =================

Depreciation and Amortization                                    $220.9           $212.4           $649.9            $629.9
                                                          ================ =============== ================ =================

Weighted Average Shares:

     Basic                                                        819.7            860.4            830.6             870.4
                                                          ================ =============== ================ =================

     Diluted                                                      830.3            872.6            841.2             883.4
                                                          ================ =============== ================ =================
-----------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                   BUSINESS SEGMENTS (UNAUDITED)
                                                  THIRD QUARTER ENDED SEPTEMBER 30
                                                          ($ IN MILLIONS)
         --------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                           Domestic                                                                   Corporate
                             Beer       Int'l Beer       Packaging      Entertain.        Other         & Elims.         Consol.
-----------------------------------------------------------------------------------------------------------------------------------
2003
Gross Sales                 $3,483.1           216.3            541.9          356.0           20.0          (151.5) $4,465.8

Net Sales:

- Intersegment                    --              --           $231.4             --            1.0          (232.4)      $--

- External                  $2,942.0           172.1            310.5          356.0           19.0            80.9  $3,880.5

Income Before
 Income Taxes                 $901.0            29.7             47.2          121.9           (0.1)         (161.2)   $938.5

Equity Income                     --           $87.3               --             --             --              --     $87.3

Net Income                    $558.6           105.7             29.2           75.6             --          (104.8)   $664.3
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
2002
Gross Sales                 $3,361.5           183.5            541.6          325.9           25.3          (165.2) $4,272.6

Net Sales:

- Intersegment                    --              --           $237.4             --            3.6          (241.0)      $--

- External                  $2,825.6           153.0            304.2          325.9           21.7            75.8  $3,706.2

Income Before
 Income Taxes                 $850.7            25.1             42.4          113.2            1.5          (151.3)   $881.6

Equity Income                     --           $81.9               --             --             --              --     $81.9

Net Income                    $527.5            97.5             26.3           70.2            1.0          (100.5)   $622.0
-----------------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                   BUSINESS SEGMENTS (UNAUDITED)
                                                   NINE MONTHS ENDED SEPTEMBER 30
                                                          ($ IN MILLIONS)
         --------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                           Domestic                                                                   Corporate
                             Beer       Int'l Beer       Packaging      Entertain.        Other         & Elims.         Consol.
-----------------------------------------------------------------------------------------------------------------------------------
2003
Gross Sales                $10,019.4           583.5          1,628.8          762.1           53.3          (447.1) $12,600.0

Net Sales:

- Intersegment                    --              --           $678.8             --            3.3          (682.1)       $--

- External                   8,463.5           470.7            950.0          762.1           50.0           235.0  $10,931.3

Income Before
 Income Taxes               $2,576.3            75.8            131.5          167.4           (0.2)         (481.1)  $2,469.7

Equity Income                     --          $267.7               --             --             --              --     $267.7

Net Income                  $1,597.3           314.7             81.5          103.8           (0.1)         (315.5)  $1,781.7
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
2002
Gross Sales                 $9,668.4           527.2          1,587.9          716.7           75.0          (482.8) $12,092.4

Net Sales:

- Intersegment                    --              --           $682.5             --           16.8          (699.3)       $--

- External                  $8,132.9           439.2            905.4          716.7           58.2           216.5  $10,468.9

Income Before
 Income Taxes               $2,402.5            70.3            121.0          169.6            4.8          (456.5)  $2,311.7

Equity Income                     --          $277.1               --             --             --              --     $277.1

Net Income                  $1,489.6           320.7             75.0          105.2            3.0          (328.9)  $1,664.6
-----------------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------
                                     ANHEUSER-BUSCH COMPANIES, INC.
                                 CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                            ($ IN MILLIONS)
         ---------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                               September 30,            December 31,
                                                                   2003                     2002
                                                             ------------------       -------------------
Assets
Current Assets:
     Cash                                                             $136.4                    $188.9
     Accounts receivable                                               843.0                     630.4
     Inventories:
         Raw materials and supplies                                    270.1                     294.1
         Work in progress                                               75.5                      82.8
         Finished goods                                                204.9                     186.7
           Total inventories                                           550.5                     563.6
     Other current assets                                              171.8                     121.8
                                                             ------------------       -------------------
     Total current assets                                            1,701.7                   1,504.7
Investments in affiliated companies                                  2,893.3                   2,827.9
Other assets                                                         1,381.0                   1,423.0
Plant and equipment, net                                             8,442.3                   8,363.9
                                                             ------------------       -------------------
           Total Assets                                            $14,418.3                 $14,119.5
                                                             ==================       ===================

Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                               $1,054.5                    $986.6
     Accrued salaries, wages and benefits                              255.9                     287.5
     Accrued taxes                                                     363.2                     181.0
     Other current liabilities                                         320.7                     332.6
                                                             ------------------       -------------------
     Total current liabilities                                       1,994.3                   1,787.7
                                                             ------------------       -------------------
Postretirement benefits                                                474.5                     474.2
                                                             ------------------       -------------------
Debt                                                                 7,075.2                   6,603.2
                                                             ------------------       -------------------
Deferred income taxes                                                1,408.4                   1,345.1
                                                             ------------------       -------------------
Other long-term liabilities                                            858.4                     857.0
                                                             ------------------       -------------------
Shareholders Equity:
     Common stock                                                    1,456.5                   1,453.4
     Capital in excess of par value                                  1,111.1                   1,024.5
     Retained earnings                                              13,819.0                  12,544.0
     Treasury stock, at cost                                       (12,746.3)                (11,008.6)
     Accumulated other comprehensive loss                             (986.5)                   (870.7)
     ESOP debt guarantee                                               (46.3)                    (90.3)
                                                             ------------------       -------------------
         Total Shareholders Equity                                   2,607.5                   3,052.3
                                                             ------------------       -------------------
Commitments and contingencies                                           --                        --
                                                             ------------------       -------------------
           Total Liabilities and Shareholders Equity               $14,418.3                 $14,119.5
                                                             ==================       ===================

-----------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                       CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                       ($ IN MILLIONS)
         ---------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

                                                                                    Nine Months Ended September 30,
                                                                               -------------------------------------------
                                                                                    2003                       2002
                                                                               ----------------           ----------------
       Cash flow from operating activities:
            Net Income                                                               $1,781.7                   $1,664.6
            Adjustments to reconcile net income to cash provided by
              operating activities:
                Depreciation and amortization                                           649.9                      629.9
                Deferred income taxes                                                    63.3                       69.9
                Undistributed earnings of affiliated companies                         (107.1)                    (230.3)
                Other, net                                                               68.5                      118.2
                                                                               ----------------           ----------------
            Operating cash flow before change in working capital                      2,456.3                    2,252.3
                (Increase)/decrease in working capital                                   (7.2)                      63.0
                                                                               ----------------           ----------------
            Cash provided by operating activities                                     2,449.1                    2,315.3
                                                                               ----------------           ----------------

       Cash flow from investing activities:
            Capital expenditures                                                       (719.5)                    (597.3)
            Business acquisitions                                                      (116.4)                     (12.7)
                                                                               ----------------           ----------------
            Cash used for investing activities                                         (835.9)                    (610.0)
                                                                               ----------------           ----------------

       Cash flow from financing activities:
            Increase in long-term debt                                                  929.3                      554.9
            Decrease in long-term debt                                                 (401.9)                    (467.9)
            Dividends paid to shareholders                                             (506.7)                    (482.9)
            Acquisition of treasury stock                                            (1,747.8)                  (1,487.2)
            Issuance of shares under stock plans                                         61.4                      120.8
                                                                               ----------------           ----------------
            Cash used for financing activities                                       (1,665.7)                  (1,762.3)
                                                                               ----------------           ----------------
       Net decrease in cash during the period                                           (52.5)                     (57.0)
       Cash, beginning of period                                                        188.9                      162.6
                                                                               ----------------           ----------------
       Cash, end of period                                                             $136.4                     $105.6
                                                                               ================           ================

-----------------------------------------------------------------------------------------------------------------------------